Exhibit 99.1

NEWS

For Release       Immediate

Contacts          (News Media) Tony Zehnder, EVP, Corporate Communications
                  317.817.5491
                  (Investors) Daniel Murphy, SVP and Treasurer
                  317.817.2893


                      Conseco Reports Third Quarter Results

Carmel, Ind., November 1, 2006 - Conseco, Inc. (NYSE: CNO) today reported results for the third quarter and nine months of 2006. "Our results for the current quarter reflect solid performance in our core operating businesses but have been impacted by the poor results of the long-term care block in our run-off segment" said Chief Executive Officer Jim Prieur. "Core business results were consistent with our expectations, with operating earnings essentially flat in the third quarter of 2006 compared to the third quarter of 2005 reflecting some unusual items in last year's third quarter. Sales were up a strong 14% on a combined basis. The run-off segment's results were significantly less than last year's third quarter and our expectations, with a pre-tax operating loss of $13.0 million compared to a profit of $16.4 million in the prior year period. A combination of higher than expected incurred claims and lower than expected reserve releases for policy terminations were the principal factors contributing to the poor results."

Third quarter 2006 results:
     o Net operating income (1): $52.8 million, compared to $72.1 million in 3Q05
     o Net operating income per diluted share: 35 cents, compared to 44 cents in 3Q05
     o Net income applicable to common stock: $38.9 million, compared to $68.4 million in 3Q05 (including $13.9 million of net realized investment losses in 3Q06 vs. $3.7 million of net realized investment losses in
        3Q05)
     o Net income per diluted share: 26 cents, compared to 42 cents in 3Q05 (including 9 cents of net realized investment losses in 3Q06 vs. 2 cents of net realized investment losses in 3Q05)
     o Earnings before net realized investment gains (losses), corporate interest and taxes ("EBIT") (2): $110.4 million, compared to $142.8 million in 3Q05
     o  Sales (4): $91.6 million, up 14% over 3Q05

Nine months 2006 results:
     o Net operating income (1): $76.9 million (including after-tax costs related to the tentative litigation settlement of $99.7 million), down 64% from the first nine months of 2005
     o Net operating income per diluted share: 50 cents (including after-tax costs related to the tentative litigation settlement of 65 cents per share), down 62% from the first nine months of 2005
     o Net income applicable to common stock: $62.2 million, down 72% from the first nine months of 2005
     o Net income per diluted share: 41 cents, down 69% from the first nine months of 2005
     o EBIT (2): $202.3 million (including pre-tax costs related to the tentative litigation settlement of $157.0 million), down 52% from the first nine months of 2005
     o  Sales (4): $266.5 million, up 10% over the first nine months of 2005

Financial strength at September 30, 2006:
     o Book value per common share, excluding accumulated other comprehensive income (loss) (3), was $27.10, compared to $24.95 at December 31, 2005
     o Book value per diluted share, excluding accumulated other comprehensive income (loss) (3), was $25.81, compared to $24.26 at December 31, 2005
     o Debt-to-total capital ratio, excluding accumulated other comprehensive income (loss) (3), was 14.4%, compared to 16.1% at December 31, 2005






                                    - more -

                                                                    Conseco (2)
                                                               November 1, 2006

Operating results
Results by segment for the quarter were as follows ($ in millions, except per share data):

                                                                                              Three Months Ended
                                                                                                 September 30,
                                                                                          --------------------------
                                                                                          2006                  2005
                                                                                          ----                  ----
EBIT (2):
  Bankers Life (including Colonial Penn)..........................................       $ 73.0                $ 60.4
  Conseco Insurance Group.........................................................         58.5                  67.1
  Other Business in Run-off.......................................................        (13.0)                 16.4
  Corporate Operations, excluding corporate interest expense......................         (8.1)                 (1.1)
                                                                                         ------                ------

     EBIT.........................................................................        110.4                 142.8

Corporate interest expense........................................................        (12.5)                (12.1)
Loss on extinguishment of debt....................................................          -                    (3.7)
                                                                                         ------                ------

       Income before net realized investment gains (losses) and taxes.............         97.9                 127.0

Tax expense.......................................................................         35.6                  45.4
                                                                                         ------                ------

     Net income before net realized investment gains (losses).....................         62.3                  81.6
Preferred stock dividends:
   5.50% Class B mandatorily convertible preferred stock..........................          9.5                   9.5
                                                                                         ------                ------

     Net operating income.........................................................         52.8                  72.1

Net realized investment gains (losses), net of related amortization and taxes.....        (13.9)                 (3.7)
                                                                                         ------                ------

     Net income applicable to common stock........................................       $ 38.9                $ 68.4
                                                                                         ======                ======

Per diluted share:
     Net operating income.........................................................         $.35                  $.44

     Net realized investment gains (losses), net of related amortization
        and taxes.................................................................         (.09)                 (.02)
                                                                                           ----                  ----

     Net income applicable to common stock........................................         $.26                  $.42
                                                                                           ====                  ====

In our Bankers Life segment, EBIT was $73.0 million in the third quarter of 2006 compared to $60.4 million in the third quarter of 2005. The earnings improvement reflects increased investment income and improved margins in our Medicare supplement business; partially offset by higher incurred claims in our long-term care business.

In our Conseco Insurance Group segment, EBIT was $58.5 million in the third quarter of 2006, compared to $67.1 million in the third quarter of 2005. Earnings in the third quarter of 2006 compared to the comparable period last year were affected by the following items:

     1) Lower earned premium and higher incurred claims in our Medicare supplement business;

     2) Lost profits from the block of business subject to the tentative litigation settlement discussed in our second quarter earnings release;

     3)   Improved margins in our specified disease business; and

     4) Net investment income in the third quarter of 2005 included $10.5 million of prepayment income on fixed maturity investments and mortgage loans, offset by related additional amortization of $5 million.




                                     - more-

                                                                    Conseco (3)
                                                               November 1, 2006



In our Other Business in Run-off segment, EBIT was ($13.0) million in the third quarter of 2006, compared to $16.4 million in the third quarter of 2005. Results in the third quarter of 2006 were affected by the following items:

     1) Adverse development of prior period claim reserves (approximately $11 million);

     2)   Higher than expected initial claim costs (approximately $2 million);
          and

     3) Less than expected reserve releases for terminated policies (approximately $9 million).

The Corporate Operations segment includes our investment advisory subsidiary and corporate expenses. Results in the third quarter of 2005 included a performance fee of $8.1 million earned by our investment advisor for its management of a portfolio of loans for a structured security that was liquidated during the period.

Sales up 14% for the quarter
Total sales (4) rose by 14% over 3Q05, to $91.6 million.

At Conseco Insurance Group (independent distribution), total 3Q06 sales were $26.0 million, up 47% over 3Q05. Expanded product offerings, revitalized marketing efforts, increased agent productivity and improved recruiting efforts contributed to the increase.

At Bankers Life (career distribution), total 3Q06 sales were $57.3 million, up 5% from 3Q05, reflecting strong growth in our life and annuity product lines, essentially flat sales in Medicare supplement and lower long-term care sales.

At Colonial Penn (direct distribution), total 3Q06 sales were $8.3 million, up 10% over 3Q05 as we continued the investment in our marketing efforts.

In addition to the sales of traditional products discussed above, Bankers Life and Conseco Insurance Group, through a partnership with Coventry Health Care (Coventry), distribute and risk-share Medicare prescription drug plans (PDP) through their career and independent agents, respectively. After taking into account the 50% quota share with Coventry, the equivalent new annualized premium was $4.9 million during the third quarter and $84.6 million for the first nine months of 2006.

Outlook

We expect the performance of our core businesses in the fourth quarter to approximate third quarter results. We are responding with increased focus and urgency to the emerging trends in the long-term care block in the non-core run-off segment, through vigilant claims management and a comprehensive premium re-rate process. However, these steps will likely take several quarters to influence results. The impact of small experience-driven changes in the approximately $3.3 billion of reserves held on this block can produce volatility in quarterly earnings.

See note on forward-looking statements below.

Conference Call
The company will host a conference call to discuss results at 10:00 a.m. Eastern Standard Time on Thursday, November 2, 2006. The webcast can be accessed through the Investors section of the company's website as follows: http://investor.conseco.com. Listeners should go to the website at least 15 minutes before the event to register and download any necessary audio software. During the call, we will be referring to a presentation that will be available Thursday morning through the investors section of the company's website.

                                     - more-

                                                                     Conseco (4)
                                                                November 1, 2006
About Conseco
Conseco, Inc.'s insurance companies help protect working American families and seniors from financial adversity: Medicare supplement, long-term care, cancer, heart/stroke and accident policies protect people against major unplanned expenses; annuities and life insurance products help people plan for their financial futures. For more information, visit Conseco's web site at www.conseco.com.

-----------------------------------------------
(1) Management believes that an analysis of Net Income applicable to common stock before net realized investment gains or losses, net of related amortization and income taxes, ("Net Operating Income," a non-GAAP financial measure) is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because realized investment gains or losses can be affected by events that are unrelated to the company's underlying fundamentals. A reconciliation of Net Operating Income to Net Income applicable to common stock is provided in the tables on page 2 and 8.
(2) Management believes that an analysis of earnings before net realized investment gains (losses), corporate interest and taxes ("EBIT," a non-GAAP financial measure) provides a clearer comparison of the operating results of the company quarter-over-quarter because it excludes: (i) the effects of the 2005 issuance of convertible debentures and amendment of our credit facility; and (ii) net realized investment gains (losses) that are unrelated to the company's underlying fundamentals. A reconciliation of EBIT to Net Income applicable to common stock is provided in the tables on page 2 and 8.
(3) The calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments. The corresponding GAAP measures for debt-to-total capital and book value per common share were 14.6% and $26.62, respectively, at September 30, 2006, and 15.9% and $25.42, respectively, at December 31, 2005.
(4) Measured by new annualized premium, which Includes 6% of annuity and 10% of single premium whole life deposits and 100% of all other premiums.

Cautionary Statement Regarding Forward-Looking Statements. Our statements, trend analyses and other information contained in this press release relative to markets for Conseco's products and trends in Conseco's operations or financial results, as well as other statements, contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as "anticipate," "believe," "plan," "estimate," "expect," "project," "intend," "may," "will," "would," "contemplate," "possible," "attempt," "seek," "should," "could," "goal," "target," "on track," "comfortable with," "optimistic" and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other "forward-looking" information based on currently available information. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) our ability to achieve an upgrade of the financial strength ratings of our insurance company subsidiaries and the impact of prior rating downgrades on our business; (ii) the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject; (iii) our ability to obtain adequate and timely rate increases on our supplemental health products including our long-term care business; (iv) mortality, morbidity, usage of health care services, persistency and other factors which may affect the profitability of our insurance products; (v) our ability to achieve anticipated expense reductions and levels of operational efficiencies; (vi) the adverse impact of our Predecessor's bankruptcy proceedings on our business operations, and relationships with our customers, employees, regulators, distributors and agents; (vii) performance of our investments; (viii) our ability to continue to recruit and retain productive agents and distribution partners and customer response to new products, distribution channels and marketing initiatives; (ix) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission; (x) general economic conditions and other factors, including prevailing interest rate levels, stock and credit market performance and health care inflation, which may affect (among other things) our ability to sell products and access capital on acceptable terms, the returns on and the market value of our investments, and the lapse rate and profitability of policies; (xi) changes in the Federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products; and
(xii) regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, such as the payment of dividends to us, regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products.

                                    - more -

                                                                    Conseco (5)
                                                               November 1, 2006


Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. Our forward-looking statements speak only as of the date made. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.


                                - Tables Follow -

                                                                    Conseco (6)
                                                               November 1, 2006

                         CONSECO, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                              (Dollars in millions)

                                                                                            September 30,      December 31,
                                                                                                2006               2005
                                                                                                ----               ----
                                                                                             (unaudited)
ASSETS
Investments:
     Actively managed fixed maturities at fair value (amortized cost:
       September 30, 2006 - $22,818.8; December 31, 2005 - $22,380.2).....................    $22,662.4         $22,494.2
     Equity securities at fair value (cost: September 30, 2006 - $23.7;
       December 31, 2005 - $25.6).........................................................         26.7              27.1
     Mortgage loans.......................................................................      1,480.8           1,264.2
     Policy loans.........................................................................        415.0             429.8
     Trading securities...................................................................        680.9             716.3
     Other invested assets ...............................................................        101.8             109.6
                                                                                              ---------         ---------
       Total investments..................................................................     25,367.6          25,041.2

Cash and cash equivalents:
     Unrestricted.........................................................................        236.7             237.8
     Restricted...........................................................................         14.9              35.2
Accrued investment income.................................................................        342.2             315.4
Value of policies inforce at the Effective Date...........................................      2,239.8           2,414.0
Cost of policies produced.................................................................      1,025.8             758.8
Reinsurance receivables...................................................................        855.6             887.5
Income tax assets, net....................................................................      1,785.1           1,496.6
Assets held in separate accounts..........................................................         28.9              29.8
Other assets..............................................................................        409.6             341.0
                                                                                              ---------         ---------

       Total assets.......................................................................    $32,306.2         $31,557.3
                                                                                              =========         =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
     Liabilities for insurance products:
       Interest-sensitive products..........................................................  $12,894.2         $12,686.8
       Traditional products.................................................................   11,981.0          11,872.2
       Claims payable and other policyholder funds..........................................      796.7             842.1
       Liabilities related to separate accounts.............................................       28.9              29.8
     Other liabilities......................................................................      706.4             440.0
     Investment borrowings..................................................................      380.7             315.1
     Notes payable - direct corporate obligations...........................................      805.6             851.5
                                                                                              ---------         ---------

         Total liabilities..................................................................   27,593.5          27,037.5
                                                                                              ---------         ---------

Commitments and Contingencies

Shareholders' equity:
     Preferred stock........................................................................      667.8             667.8
     Common stock ($0.01 par value, 8,000,000,000 shares authorized, shares issued
       and outstanding: September 30, 2006 - 151,923,582; December 31, 2005 - 151,513,434)..        1.5               1.5
     Additional paid-in capital.............................................................    3,468.3           3,194.1
     Accumulated other comprehensive income (loss)..........................................      (71.8)             71.7
     Retained earnings......................................................................      646.9             584.7
                                                                                              ---------         ---------

       Total shareholders' equity...........................................................    4,712.7           4,519.8
                                                                                              ---------         ---------

       Total liabilities and shareholders' equity...........................................  $32,306.2         $31,557.3
                                                                                              =========         =========

                                    - more -

                                                                    Conseco (7)
                                                               November 1, 2006

                         CONSECO, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                  (Dollars in millions, except per share data)
                                   (unaudited)

                                                                    Three months ended             Nine months ended
                                                                       September 30,                  September 30,
                                                                    -------------------           --------------------
                                                                    2006           2005           2006            2005
                                                                    ----           ----           ----            ----
Revenues:
   Insurance policy income................................        $  748.5       $  745.7       $2,242.9        $2,201.9
   Net investment income (loss):
     General account assets...............................           360.6          356.9        1,069.2         1,042.7
     Policyholder and reinsurer accounts..................            26.2            5.4           26.6           (19.5)
   Net realized investment gains (losses).................           (21.8)          (6.4)         (28.6)            3.1
   Fee revenue and other income...........................             4.8           11.9           14.0            20.0
                                                                  --------       --------       --------        --------

       Total revenues.....................................         1,118.3        1,113.5        3,324.1         3,248.2
                                                                  --------       --------       --------        --------

Benefits and expenses:
   Insurance policy benefits..............................           772.6          725.2        2,204.6         2,099.6
   Interest expense.......................................            17.8           12.9           51.3            43.7
   Amortization...........................................           104.2          105.0          320.4           287.7
   Loss on extinguishment of debt.........................             -              3.7            -               3.7
   Costs related to the tentative litigation settlement...             -              2.5          174.7             8.4
   Other operating costs and expenses.....................           147.0          142.8          430.2           416.6
                                                                  --------       --------       --------        --------

       Total benefits and expenses........................         1,041.6          992.1        3,181.2         2,859.7
                                                                  --------       --------       --------        --------

       Income before income taxes.........................            76.7          121.4          142.9           388.5

Income tax expense on period income.......................            28.3           43.5           52.2           140.7
                                                                  --------       --------       --------        --------

       Net income.........................................            48.4           77.9           90.7           247.8

Preferred stock dividends.................................             9.5            9.5           28.5            28.5
                                                                  --------       --------       --------        --------

       Net income applicable to common stock..............        $   38.9       $   68.4       $   62.2        $  219.3
                                                                  ========       ========       ========        ========

Earnings per common share:
   Basic:
     Weighted average shares outstanding..................     151,663,000    151,114,000    151,566,000     151,077,000
                                                               ===========    ===========    ===========     ===========

     Net income...........................................            $.26           $.45           $.41           $1.45
                                                                      ====           ====           ====           =====

   Diluted:
     Weighted average shares outstanding..................     152,529,000    185,178,000    152,547,000     185,648,000
                                                               ===========    ===========    ===========     ===========

     Net income...........................................            $.26           $.42           $.41           $1.33
                                                                      ====           ====           ====           =====

                                    - more -

                                                                    Conseco (8)
                                                               November 1, 2006

                         CONSECO, INC. AND SUBSIDIARIES
                                OPERATING RESULTS

Results by segment for the nine months ended September 30 were as follows ($ in millions, except per share data):

                                                                                                    Nine Months Ended
                                                                                                       September 30,
                                                                                                 ----------------------
                                                                                                 2006              2005
                                                                                                 ----              ----
EBIT (2), excluding the costs related to the tentative litigation settlement:
  Bankers Life (including Colonial Penn)...................................................     $ 205.5            $187.6
  Conseco Insurance Group..................................................................       165.1             197.6
  Other Business in Run-off................................................................        15.4              59.3
  Corporate Operations, excluding corporate interest expense...............................       (26.7)            (19.4)
                                                                                                -------            ------

     EBIT, excluding the costs related to the tentative litigation settlement..............       359.3             425.1

Costs related to the tentative litigation settlement.......................................      (157.0)              -
                                                                                                -------            ------

     Total EBIT............................................................................       202.3             425.1

Corporate interest expense.................................................................       (36.9)            (37.2)
Loss on extinguishment of debt.............................................................         -                (3.7)
                                                                                                -------            ------

      Income before net realized investment gains (losses) and taxes.......................       165.4             384.2

Tax expense................................................................................        60.0             139.2
                                                                                                -------            ------

     Net income before net realized investment gains (losses)..............................       105.4             245.0
Preferred stock dividends:
   5.50% Class B mandatorily convertible preferred stock...................................        28.5              28.5
                                                                                                -------            ------

     Net operating income..................................................................        76.9             216.5

Net realized investment gains (losses), net of related amortization and taxes..............       (14.7)              2.8
                                                                                                -------            ------

     Net income applicable to common stock.................................................     $  62.2            $219.3
                                                                                                =======            ======

Per diluted share:
     Net operating income..................................................................        $.50             $1.32

     Net realized investment gains (losses), net of related amortization and taxes.........        (.09)              .01
                                                                                                   ----             -----

     Net income applicable to common stock.................................................        $.41             $1.33
                                                                                                   ====             =====


                                    - more -

                                                                    Conseco (9)
                                                               November 1, 2006

                         CONSECO, INC. AND SUBSIDIARIES
                               COLLECTED PREMIUMS
                              (Dollars in millions)

                                                                                                   Three Months Ended
                                                                                                      September 30,
                                                                                                  ---------------------
                                                                                                  2006             2005
                                                                                                  ----             ----
Bankers Life segment:
  Annuity...............................................................................         $278.2            $226.7
  Supplemental health...................................................................          318.1             302.9
  Life..................................................................................           73.2              65.8
                                                                                                 ------            ------
  Total collected premiums..............................................................         $669.5            $595.4
                                                                                                 ======            ======
Conseco Insurance Group segment:
  Annuity...............................................................................         $182.8            $ 43.3
  Supplemental health...................................................................          145.5             160.2
  Life..................................................................................           78.3              86.0
                                                                                                 ------            ------
  Total collected premiums..............................................................         $406.6            $289.5
                                                                                                 ======            ======
Other Business in Run-off segment:
  Long-term care........................................................................          $79.6             $86.4
  Major medical.........................................................................            0.8               0.7
                                                                                                  -----             -----
  Total collected premiums..............................................................          $80.4             $87.1
                                                                                                  =====             =====

          BENEFIT RATIOS ON MAJOR SUPPLEMENTAL HEALTH LINES OF BUSINESS

                                                                                                   Three Months Ended
                                                                                                      September 30,
                                                                                                 ----------------------
                                                                                                 2006              2005
                                                                                                 ----              ----
Bankers Life segment:
Medicare Supplement:
  Earned premium........................................................................    $162 million     $164 million
  Benefit ratio(a)......................................................................           65.7%            71.8%

Long-Term Care:
  Earned premium........................................................................    $151 million     $141 million
  Benefit ratio(a)......................................................................           98.2%            93.9%
  Interest-adjusted benefit ratio (a non-GAAP measure)(b)...............................           68.8%            65.1%

Conseco Insurance Group (CIG) segment:
Medicare Supplement:
  Earned premium........................................................................     $62 million      $74 million
  Benefit ratio(a)......................................................................           66.8%            60.9%

Specified Disease:
  Earned premium........................................................................     $89 million      $89 million
  Benefit ratio(a)......................................................................           73.6%            75.8%
  Interest-adjusted benefit ratio (a non-GAAP measure)(b)...............................           41.2%            44.5%

Other Business in Run-off segment:
  Earned premium........................................................................     $83 million      $91 million
  Benefit ratio(a)......................................................................          136.0%            99.5%
  Interest-adjusted benefit ratio (a non-GAAP measure)(b)...............................           83.1%            50.5%

-----------------------------------------------------------
(a) The benefit ratio is calculated by dividing the related product's insurance policy benefits by insurance policy income.
(b) The interest-adjusted benefit ratio (a non-GAAP measure) is calculated by dividing the product's insurance policy benefits less interest income on the accumulated assets backing the insurance liabilities by insurance policy income. Interest income is an important factor in measuring the performance of longer duration health products. The net cash flows generally cause an accumulation of amounts in the early years of a policy (accounted for as reserve increases), which will be paid out as benefits in later policy years (accounted for as reserve decreases). Accordingly, as the policies age, the benefit ratio will typically increase, but the increase in the change in reserve will be partially offset by interest income earned on the accumulated assets. The interest-adjusted benefit ratio reflects the interest income offset. Since interest income is an important factor in measuring the performance of these products, management believes a benefit ratio, which includes the effect of interest income, is useful in analyzing product performance.

                                   - # # # # -